Exhibit 10.3


                            [AMBANC CORP. Letterhead]




May 16, 1989


Mr. Robert G. Watson
Chairman of the Board
Ambanc Corporation
302 Main Street
Vincennes, IN  47591

RE:   Notice of Grant of Nonqualified Stock Options and
      Acknowledgement and Agreement

Dear Mr. Watson:

At the direction of the Stock Option Committee of the Board of Directors of Ambanc Corp. (the "Company"), the Company hereby grants to you as of the date of this letter an option to purchase 9,000 shares of the Company's Common Stock, at a price of $40 per share (the "Option"), exercisable as provided in The 1988 Ambanc Corp. Nonqualified Stock Option Plan (the "Plan") from November 8, 1988, to November 8, 1998. The Option is in all respects limited and conditioned as provided in the Plan. The Company has delivered to you a copy of the Plan and other materials in connection therewith.

Upon your execution of the Acknowledgement and Agreement below and delivery of an executed copy of this letter to the Company, this letter shall constitute a binding stock option agreement between us.

Very truly yours,

AMBANC CORP.


By: /s/ Howard R. Wright
      Chairman of the Stock Option Committee

ATTEST:


 /s/ Richard H. Schaffer
Secretary of the Stock Option Committee


812-882-3050

                          ACKNOWLEDGEMENT AND AGREEMENT


I hereby acknowledge receipt of this letter granting to me the above Option as well as receipt of a copy of the Plan.

I hereby represent that any shares I receive on exercise of this Option are being acquired for investment purposes and not with a view to resale or distribution. I also understand that the certificates for any such shares will bear a restrictive legend substantially as follows:

      The securities represented by this instrument have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Without such registration, such securities may not be sold, pledged, hypothecated or otherwise transferred, except upon delivery to the issuer of an opinion of counsel of other evidence satisfactory to the issuer that any such transfer is not in violation of the Securities Act of 1933, as amended, applicable state securities laws, or any rule or regulation promulgated thereunder.




 /s/ Robert G. Watson
Signature


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